XXXX

Certificate Number



XXXX

Shares

PAR VALUE $0.001
COMMON STOCK

Starpoint General Corporation

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. XXXXXXXX

THIS CERTIFIES THAT ____

Is The Owner Of ____

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

STARPOINT GENERAL CORPORATION

Transferable only on the books of the Corporation by the Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal affixed on*

this __________ *day of* ______________ *A.D.* __________

____
President

____
Secretary